UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STATION CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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ON AUGUST 6, 2007, STATION CASINOS, INC. SENT THE FOLLOWING LETTER TO
STOCKHOLDERS WHO HAD NOT YET VOTED THEIR SHARES:

IMPORTANT MERGER VOTE
THIRD REMINDER — PLEASE ACT TODAY!

August 6, 2007

Dear Fellow Stockholder:

According to our records, we have not received your voting instructions for the important special meeting of stockholders of Station Casinos, Inc. (“Station”), to be held on Monday, August 13, 2007 at 2:00 p.m. local time.  Your vote is extremely important, regardless of the number of shares of Station common stock that you own.

Please use one of the following simple methods to vote your shares:

1.                                       Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.  You can use the Internet to vote until 11:59 p.m., ET on August 12, 2007.

2.                                       Vote by Telephone:  Call toll-free (800) 454-8683.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.   You can vote by phone until 11:59 p.m., ET on August 12, 2007.

3.                                       Vote by Mail:  Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

If the merger agreement is approved and the merger is consummated, each share of Station common stock, including any rights associated therewith (other than shares of Station common stock owned by Fertitta Colony Partners LLC, FCP Acquisition Sub, FCP Holding, Inc., Fertitta Partners LLC or any wholly-owned subsidiary of Station or shares of Station common stock held in treasury by Station), will be cancelled and converted into the right to receive $90.00 in cash, without interest.  For the reasons set forth in the proxy statement, dated July 9, 2007, your Board of Directors unanimously recommends (with Frank J. Fertitta III and Lorenzo J. Fertitta taking no part in such recommendation) that you vote FOR the approval of the merger agreement.  We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting Station, toll free at (888) 886-4425.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

James E. Nave, D.V.M.	Frank J. Fertitta III
Chairman of the Special Committee	Chairman of the Board and Chief Executive Officer